Cricut, Inc. Reports First Quarter 2024 Financial Results
Paid subscribers of approximately 2.8 million, up 3% over Q1 2023
Q1 2024 revenue of $167.4 million, 8% decline compared to Q1 2023
Delivered 21st consecutive quarter of profitability with net income of $19.6 million, up 116% over Q1 2023
Board authorizes three capital allocation items
SOUTH JORDAN, Utah, May 7, 2024 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its first quarter ended March 31, 2024.
"Q1 2024 played out largely as expected. Operating margin dollars grew significantly by 139% or $15 million, driven by lower inventory write-offs, an increase in paid subscribers and higher sales of connected machines despite an 8% year-over-year drop in overall sales. We are encouraged by our Platform revenue, which grew 3% year over year. The Cricut platform now has over 5.95 million Active Users and this creates a tremendous opportunity for us to build deeper user engagement on our platform by helping them discover inspiration, design then make their projects and share them on our platform,” said Ashish Arora, Chief Executive Officer of Cricut.
First Quarter 2024 Financial Results
•Revenue was $167.4 million, down 8% from Q1 2023.
•Platform revenue was $78.3 million, up 3% over Q1 2023.
•Products revenue was $89.1 million, down 15% from Q1 2023.
•International revenue decreased by 3% over Q1 2023 and was 19% of total revenue, up from 18% of total revenue in Q1 2023.
•Gross margin was 54.7%, up from 42.3% in Q1 2023.
•Operating income was $25.2 million, or 15.1% of total revenue compared to $10.5 million, or 5.8% of revenue in Q1 2023.
•Net income was $19.6 million, or 11.7% of revenue, and up 116% from Q1 2023. Net income in Q1 2023 was $9.1 million, or 5.0% of revenue.
•Diluted earnings per share was $0.09 up from $0.04 per share in Q1 2023.
•Generated $56.7 million in Cash from Operations in Q1. Used $10.8 million to repurchase 1,697 thousand shares of our common stock in Q1.
"Given the confidence in the sustainability of our profitable operations, the board of directors approved three capital allocation items: a special dividend of $0.40 per share, a recurring semi-annual dividend of $0.10 per share, and another $50 million stock repurchase program." said Kimball Shill, Chief Financial Officer of Cricut. “We delivered our 21st consecutive quarter of positive net income and continue to generate healthy cash flow. In Q1 2024, we generated $57 million in cash from operations, ended the quarter with $282 million in cash and cash equivalents, and we remain debt free. We remain committed to our long-term operating margin targets of 15-19%. Our proven model has demonstrated that when we operate at scale and drive top line growth, these margins are achievable.”

Recent Business Highlights
•Three capital allocation items approved by the Board of Directors through its audit committee:
•A special dividend of $0.40 per share payable on July 19 to shareholders of record on July 2**
•Recurring semi-annual dividends of $0.10 per share, the initial one is payable on July 19 to shareholders of record on July 2**
•$50 million stock repurchase approval, which follows the recently completed $50 million stock repurchase that was authorized in August 2022.
•Paid Subscribers of approximately 2.8 million by the end of Q1, up 3% year over year.
•Towards the end of Q1, we launched Cricut Value Materials online. Designed to deliver maximum performance at a great price, this new offering was aimed to compete effectively with online marketplaces, which are more price competitive and require hitting the right price points with shipping economics to compete more effectively. This is accomplished through re-engineered product, re-engineered packaging and improving supply chain efficiencies.
** Both dividends are to the Company’s Class A and Class B Common Stockholders. In addition, holders of restricted stock units that are unvested on the record date will be credited with a dividend equivalent based on the value of the per share dividend pursuant to the terms of the Company’s equity incentive documents. The dividend equivalent will entitle such holders to receive additional shares upon vesting of the corresponding restricted stock units. The board of directors views this level of capital allocation, both stock repurchases and dividends, as appropriate given the company’s operating and financial plans and will continue to evaluate capital allocation on a regular basis.
Key Performance Metrics
In addition to the measures presented in our condensed consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

	As of March 31,
	2024	2023
Active Users (in thousands)	5,952	5,943
90-Day Engaged Users (in thousands)	3,527	3,710
Paid Subscribers (in thousands)	2,797	2,715

	Three Months Ended March 31,
	2024	2023
Platform ARPU	$52.26	$48.51
Glossary of Terms
Active Users
We define Active Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 365 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total Active Users and the prior owner is removed from the total Active Users if the prior owner does not own any other registered connected machines. Active Users is a key indicator of the health of our business, because changes in the number of Active Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.
90-Day Engaged Users
We define 90-Day Engaged Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 90 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total 90-Day Engaged Users and the prior owner is removed from the total 90-Day Engaged Users if the prior owner does not own any other registered connected machines. 90-Day Engaged Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.
Paid Subscribers
We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period. Paid Subscribers is a key metric to track growth in our Platform revenue and potential leverage in our gross margin.
Platform ARPU
We define Platform ARPU as Platform in a 12-month period revenue divided by Active Users. Platform ARPU allows us to forecast Platform revenue over time and is an indicator of our ability to expand with users and of user engagement with our subscription offerings.
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, May 7, 2024 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register.vevent.com/register/BIa396d96ccfcf4c86b93c6b69fe20e9fd. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative technology company that helps people lead creative lives. Cricut hardware and design software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® series, the Cricut Explore® series, Cricut Joy™ series, and Cricut Venture™ — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.

Media Contact:
Nadia Romero
pr@cricut.com
Investor Contact:
Jim Suva
investors@cricut.com
Source: Cricut, Inc.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, capital allocation plans, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the most recent form 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue:
Platform	$78,286	$76,241
Products	89,106	104,986
Total revenue	167,392	181,227
Cost of revenue:
Platform	8,759	7,761
Products	67,039	96,800
Total cost of revenue	75,798	104,561
Gross profit	91,594	76,666
Operating expenses:
Research and development	14,853	17,801
Sales and marketing	33,030	29,616
General and administrative	18,506	18,720
Total operating expenses	66,389	66,137
Income from operations	25,205	10,529
Other income (expense):
Interest income	2,418	1,753
Interest expense	(81)	(79)
Other income	748	641
Total other income, net	3,085	2,315
Income before provision for income taxes	28,290	12,844
Provision for income taxes	8,643	3,745
Net income	$19,647	$9,099
Other comprehensive income (loss):
Change in net unrealized gains (losses) on marketable securities, net of tax	$(288)	$188
Change in foreign currency translation adjustment, net of tax	(88)	18
Comprehensive income	$19,271	$9,305
Earnings per share, basic	$0.09	$0.04
Earnings per share, diluted	$0.09	$0.04
Weighted-average common shares outstanding, basic	215,549,467	215,587,699
Weighted-average common shares outstanding, diluted	216,865,052	218,749,255

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of March 31, 2024	As of December 31, 2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$178,992	$142,187
Marketable securities	102,703	102,952
Accounts receivable, net	77,597	111,247
Inventories	225,367	244,469
Prepaid expenses and other current assets	11,198	19,114
Total current assets	595,857	619,969
Property and equipment, net	44,616	47,614
Operating lease right-of-use asset	11,076	12,353
Deferred tax assets	39,058	34,823
Other assets	33,104	35,363
Total assets	$723,711	$750,122
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$45,206	$76,860
Accrued expenses and other current liabilities	58,071	71,933
Deferred revenue, current portion	43,912	40,304
Operating lease liabilities, current portion	4,955	5,230
Dividends payable, current portion	809	2,137
Total current liabilities	152,953	196,464
Operating lease liabilities, net of current portion	7,792	8,938
Deferred revenue, net of current portion	2,721	2,931
Other non-current liabilities	7,673	6,916
Total liabilities	171,139	215,249
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of March 31, 2024 and December 31, 2023.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of March 31, 2024, 216,702,784 shares issued and outstanding as of March 31, 2024; 1,250,000,000 shares authorized as of December 31, 2023, 217,915,713 shares issued and outstanding as of December 31, 2023.	217	218
Additional paid-in capital	504,293	505,864
Retained earnings	48,161	28,514
Accumulated other comprehensive income (loss)	(99)	277
Total stockholders’ equity	552,572	534,873
Total liabilities and stockholders’ equity	$723,711	$750,122

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$19,647	$9,099
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	7,496	6,888
Bad debt expense	992	1,107
Impairments	—	441
Stock-based compensation	10,757	10,421
Deferred income tax	(4,140)	(3,311)
Non-cash lease expense	1,272	1,238
Unrealized foreign currency loss	605	636
Provision for inventory obsolescence	563	8,477
Other	(739)	(634)
Changes in operating assets and liabilities:
Accounts receivable	32,011	44,416
Inventories	20,849	48,506
Prepaid expenses and other current assets	8,497	8,351
Other assets	259	(466)
Accounts payable	(31,096)	(24,192)
Accrued expenses and other current liabilities and other non-current liabilities	(12,280)	(17,573)
Operating lease liabilities	(1,403)	(1,353)
Deferred revenue	3,398	3,118
Net cash and cash equivalents provided by operating activities	56,688	95,169
Cash flows from investing activities:
Purchase of marketable securities	(25,442)	—
Proceeds from maturities of marketable securities	25,440	—
Purchases of property and equipment, including capitalized software development costs	(5,117)	(7,741)
Net cash and cash equivalents used in investing activities	(5,119)	(7,741)
Cash flows from financing activities:
Repurchase of common stock	(10,795)	(3,244)
Proceeds from exercise of stock options	—	55
Employee tax withholding payments on stock-based awards	(2,408)	(1,358)
Cash dividend	(1,439)	(75,531)
Net cash and cash equivalents used in financing activities	(14,642)	(80,078)
Effect of exchange rate on changes on cash and cash equivalents	(122)	28
Net increase in cash and cash equivalents	36,805	7,378
Cash and cash equivalents at beginning of period	142,187	224,943
Cash and cash equivalents at end of period	$178,992	$232,321
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$—
Cash paid during the period for income taxes	$151	$115
Supplemental disclosures of non-cash investing and financing activities:
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$1,786	$2,027
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$367	$190
Stock-based compensation capitalized for software development costs	$330	$430
Dividend declared but unpaid	$831	$—